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                                                                    Exhibit 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 29, 1996, which appears on page 38 of the 1995 Annual Report to Shareholders of M.A. Hanna Company, which is incorporated by reference in M.A. Hanna Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                     PRICE WATERHOUSE LLP


Cleveland, Ohio
June 10, 1996